Nuveen Churchill Direct Lending Corp. Announces
Third Quarter 2026 Results

Reports Third Quarter Net Investment Income of $0.38 per Share

Declares Fourth Quarter Distribution of $0.38 per Share, Consisting of a Regular Distribution of $0.36 per Share and a Supplemental Distribution of $0.02 per Share

NEW YORK, November 3, 2026 - Nuveen Churchill Direct Lending Corp. (NYSE: NCDL) (“NCDL” or the “Company”), a business development company externally managed by its investment adviser, Churchill DLC Advisor LLC (the “Adviser”), and by its sub-adviser, Churchill Asset Management LLC (“Churchill”), today reported financial results for the third quarter ended September 30, 2026.
Financial Highlights and Recent Developments for the Quarter Ended September 30, 2026
•Net investment income of $0.38 per share
•Net realized and unrealized loss on investments of $(0.06) per share
•Net increase in net assets resulting from operations of $0.32 per share
•Net asset value ("NAV") per share of $17.13, compared to $17.19 per share as of June 30, 2026
•Paid third quarter distribution of $0.38 per share on October 27, 2026
•NCDL Senior Loan Fund I LLC (the "Joint Venture") was formed on July 7, 2026. As of September 30, 2026, approximately 43.9% of the total capital commitments of the Joint Venture were called
•Declared fourth quarter distribution of $0.38 per share, consisting of a regular distribution of $0.36 per share and a supplemental distribution of $0.02 per share
•Subsequent to quarter end, repurchased 278,294 shares pursuant to the Company 10b5-1 Plan for approximately $3.0 million for the period from October 1, 2026 through October 30, 2026.
“NCDL reported solid third quarter financial results, highlighting the overall strength and stability of our investment portfolio,” said Ken Kencel, President and Chief Executive Officer of NCDL. “Our credit metrics and fundamentals remain strong, reflecting our conservative underwriting approach, as well as our well-diversified portfolio across position sizing and industry concentrations. As we look ahead, we remain confident in our ability to reward shareholders with an attractive distribution yield and total return profile.”
“We took meaningful actions to optimize and strengthen our balance sheet and capital structure in the third quarter, including a refinancing of one of our CLOs and the addition of $100 million of unsecured debt,” said Shai Vichness, Chief Financial Officer and Treasurer of NCDL. “During the quarter, we commenced operations of our joint venture, and we expect to continue to ramp the JV, which we believe will be accretive to NCDL's earnings profile and provide enhanced operating flexibility.”
Distribution Declaration and Recent Developments
The Company’s Board of Directors (the “Board”) has declared a regular distribution of $0.36 per share and a supplemental distribution of $0.02 per share, payable on or around January 28, 2027 to shareholders of record as of December 31, 2026.
For the period from October 1, 2026 through October 30, 2026, BofA Securities, Inc., as agent, repurchased 278,294 shares of our common stock pursuant to the Company 10b5-1 Plan for approximately $3.0 million.

PORTFOLIO COMPOSITION
As of September 30, 2026, the fair value of the Company's portfolio investments was $1.9 billion across 258 portfolio companies compared to $1.9 billion as of June 30, 2026 across 244 portfolio companies, well diversified across 25+ industries in each period.
As of September 30, 2026, the Company’s portfolio based on fair value consisted of approximately 87.1% first-lien debt investments, 7.6% subordinated debt investments, 3.1% equity investments, and 2.2% investments in Joint Venture. As of June 30, 2026, the Company’s portfolio based on fair value consisted of 89.6% first-lien debt investments, 7.3% subordinated debt investments, and 3.1% equity investments.
As of September 30, 2026 and June 30, 2026, the weighted average Internal Risk Rating of the portfolio at fair value was 4.4 and 4.3 (4.0 being the initial rating assigned at origination), respectively. As of September 30, 2026, there were investments in nine portfolio companies on non-accrual status representing 1.5% of total investments at fair value (or 2.6% of total investments at cost). As of June 30, 2026, there were investments in nine portfolio companies on non-accrual status representing 1.5% of total investments at fair value (or 2.7% of total investments at cost).
As of September 30, 2026, our Joint Venture's investment portfolio had an aggregate fair value of $147.5 million, across 95 portfolio companies in 22 industries, consisting of 100% first-lien debt investments, with a weighted average yield of 9.2% at cost.
PORTFOLIO AND INVESTMENT ACTIVITY
For the three months ended September 30, 2026, the Company funded $134.8 million of portfolio investments, of which $40.7 million was related to fundings to the Joint Venture, and received $192.4 million of proceeds from principal repayments and sales, of which $148.9 million was related to proceeds from sales of investments to the Joint Venture, compared to $24.8 million and $67.5 million, respectively, for the three months ended June 30, 2026.
RESULTS OF OPERATIONS FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2026
Investment Income
Investment income decreased to $43.7 million for the three months ended September 30, 2026 from $51.1 million for the same period in 2025. As of September 30, 2026 and September 30, 2025, the size of the Company's portfolio was $1.9 billion and $2.0 billion, at cost, respectively. As of September 30, 2026, the weighted average yield of the Company's debt and income producing investments decreased to 9.7% from 9.9% as of September 30, 2025, at cost. This decrease was primarily due to the net decline in base interest rates over the period, as spreads on newly originated investments have remained relatively stable.
Net Expenses
Net expenses decreased to $24.9 million for the three months ended September 30, 2026 from $29.7 million for the same period in 2025, primarily due to a decrease in interest and debt financing expenses, driven by a lower average interest rate and lower average daily borrowings.

Net Realized Gain (Loss) and Net Change in Unrealized Gain (Loss) on Investments
For the three months ended September 30, 2026, the Company recorded a net realized loss on investments of $(3.4) million, driven primarily by the amendment and restructuring of two underperforming debt positions, partially offset by a gain from the realization of one equity position, compared to a net realized gain of $1.5 million for the same period in 2025. The Company also recorded a net change in unrealized gain of $0.4 million, reflecting the reversal of unrealized losses on certain debt positions amended and restructured, partially offset by fair value declines in certain underperforming portfolio companies, compared to a net change in unrealized loss of $(4.2) million for the same period in 2025.
Financial Condition, Liquidity and Capital Resources
As of September 30, 2026, the Company had $39.1 million in cash and cash equivalents and $1.0 billion in aggregate principal amount of debt outstanding. Subject to borrowing base and other conditions, the Company had approximately $216.0 million available for additional borrowings under its revolving credit facility. As of September 30, 2026, the Company's debt to equity ratio was 1.23x (1.17x net of cash) compared to 1.29x (1.23x net of cash) as of June 30, 2026.
CONFERENCE CALL AND WEBCAST INFORMATION
Nuveen Churchill Direct Lending Corp. will hold a conference call to discuss its third quarter 2026 financial results today at 10:00 AM Eastern Time. All interested parties may participate in the conference call by dialing (866) 605-1826 approximately 10-15 minutes prior to the call; international callers should dial +1 (215) 268-9877. Participants should reference Nuveen Churchill Direct Lending Corp. when prompted.
A live webcast of the conference call will also be available on the Events section of the Company's website at https://www.ncdl.com/news/events. A replay will be available under the same link following the conclusion of the conference call.
About Nuveen Churchill Direct Lending Corp.
Nuveen Churchill Direct Lending Corp. (“NCDL”) is a specialty finance company focused primarily on investing in senior secured loans to private equity-owned U.S. middle market companies. NCDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. NCDL is externally managed by its investment adviser, Churchill DLC Advisor LLC, and by its sub-adviser, Churchill Asset Management LLC (“Churchill”). Both the investment adviser and sub-adviser are affiliates and subsidiaries of Nuveen, LLC (“Nuveen”), the investment management division of Teachers Insurance and Annuity Association of America (“TIAA”) and one of the largest asset managers globally. Churchill is a leading capital provider for private equity-backed middle market companies and operates as the exclusive U.S. middle market direct lending and private capital business of Nuveen and TIAA. Churchill is a registered investment advisor and majority-owned, indirect subsidiary of TIAA.
Forward-Looking Statements
This press release contains historical information and “forward-looking statements” with respect to the business and investments of NCDL, including, but not limited to, statements about NCDL’s future financial performance and financial condition, investment returns to investors; and NCDL's equity investment in the JV being accretive to NCDL's earnings profile over the long-term, which involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond NCDL’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in NCDL’s filings with the Securities and Exchange Commission, including changes in the financial, capital, and lending markets; changes in the interest rate environment and its impact on NCDL's business, its financial condition and its portfolio companies; the uncertainty associated with the imposition of tariffs and trade barriers and changes in trade policy, and its impact on NCDL's portfolio companies and the general economy; the impact of geopolitical conditions; general economic, political and industry trends and other external factors; the dependence of NCDL’s future success on the general economy and its impact on the industries in which it invests; and other risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in NCDL’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, which are accessible on the SEC’s website at www.sec.gov. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which NCDL makes them. NCDL does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.
Contacts
Investors:
Investor Relations
NCDL-IR@churchillam.com
Media:
Prosek Partners
Alex Hinson
Pro-churchill@prosek.com
00099010

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(amounts in thousands, except share and per share data)

	September 30, 2026	December 31, 2025
Assets	(Unaudited)
Investments at fair value
Non-controlled/non-affiliate investments, at fair value (cost of $1,873,446 and $2,001,207, respectively)	$1,821,254	$1,962,449
Controlled/affiliate investments, at fair value (cost of $40,688 and $—, respectively)	40,759	—
Total investments at fair value (cost of $1,914,134 and $2,001,207, respectively)	1,862,013	1,962,449
Cash	3,576	8,554
Cash equivalents	35,537	53,927
Interest receivable	11,385	13,729
Derivative assets, at fair value (Note 4)	—	14,965
Receivable for investments sold	336	518
Collateral due from broker	6,870	—
Receivable from controlled/affiliate investments	1,269	—
Other assets	368	327
Total assets	$1,921,354	$2,054,469

Liabilities
Debt (net of $7,500 and $8,511 deferred financing and issuance costs, respectively, and net of unamortized discount of $271 and $471, respectively) (See Note 7)	$1,027,584	$1,115,052
Payable for investments purchased	5,133	—
Interest payable	7,030	15,350
Incentive fees payable	2,812	2,809
Management fees payable	4,821	5,048
Derivative liability, at fair value	7,083	—
Collateral due to broker	—	14,750
Distributions payable	18,768	22,224
Directors’ fees payable	142	156
Accounts payable and accrued expenses	1,793	3,900
Total liabilities	1,075,166	1,179,289

Commitments and contingencies (See Note 8)

Net Assets: (See Note 9)
Common shares, $0.01 par value, 500,000,000 and 500,000,000 shares authorized, 49,387,065 and 49,387,065 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	494	494
Paid-in-capital in excess of par value	930,393	930,393
Total distributable earnings (loss)	(84,699)	(55,707)
Total net assets	$846,188	$875,180

Total liabilities and net assets	$1,921,354	$2,054,469

Net asset value per share (See Note 11)	$17.13	$17.72

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Investment income:
Non-controlled/non-affiliate investments:
Interest income	$39,567	$48,227	$124,239	$149,286
Payment-in-kind interest income	2,714	2,369	8,227	6,998
Dividend income	29	286	29	402
Other income	95	224	498	1,138
Total investment income from non-controlled/non-affiliate investments	42,405	51,106	132,993	157,824
Controlled/affiliate investments:
Interest income	431	—	431	—
Dividend income	751	—	751	—
Other income	87	—	87	—
Total investment income from controlled/affiliate investments	1,269	—	1,269	—
Total investment income	43,674	51,106	134,262	157,824

Expenses:
Interest and debt financing expenses	15,639	19,206	49,953	59,954
Management fees (See Note 6)	4,821	5,128	14,694	14,221
Incentive fees on net investment income (See Note 6)	2,812	3,293	4,993	8,373
Professional fees	665	709	2,435	2,310
Directors' fees	142	156	446	468
Administration fees (See Note 6)	252	659	1,525	1,735
Other general and administrative expenses	567	569	1,175	1,322
Total expenses before incentive fees waived	24,898	29,720	75,221	88,383
Incentive fees waived (See Note 6)	—	—	—	(2,253)
Net expenses after incentive fees waived	24,898	29,720	75,221	86,130
Net investment income	18,776	21,386	59,041	71,694

Realized and unrealized gain (loss) on investments:
Net realized gain (loss)
Non-controlled/non-affiliate investments	(3,445)	1,521	(17,995)	(8,078)
Net income tax expense on realized gain	(569)	—	(569)	—
Total net realized gain (loss)	(4,014)	1,521	(18,564)	(8,078)
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliate investments	426	(4,245)	(13,433)	(14,048)
Controlled/affiliate investments	71	—	71	—
Income tax (provision) benefit	732	(4)	1,157	127
Total net change in unrealized appreciation (depreciation)	1,229	(4,249)	(12,205)	(13,921)
Total net realized and unrealized gain (loss) on investments	(2,785)	(2,728)	(30,769)	(21,999)

Net increase (decrease) in net assets resulting from operations	$15,991	$18,658	$28,272	$49,695

Per share data:
Net increase (decrease) in net assets resulting from operations per share - basic and diluted	$0.32	$0.38	$0.57	$0.98
Weighted average common shares outstanding - basic and diluted	49,387,065	49,403,696	49,387,065	50,589,299

See Notes to Consolidated Financial Statements

PORTFOLIO AND INVESTMENT ACTIVITY
(amounts in thousands)

	Three Months Ended September 30,
	2026	2025
Net funded investment activity
New gross commitments at par [1]	$213,290	$29,236
Net investments funded	134,789	36,277
Investments sold or repaid	(192,361)	(61,324)
Net funded (repaid) investment activity	$(57,572)	$(25,047)
		—
Gross commitments at par [1]
First-lien debt	$117,754	$22,100
Subordinated debt	—	3,072
Equity investments	2,786	4,064
Investments in Joint Venture	92,750	—
Total gross commitments	$213,290	$29,236

Portfolio company activity
Portfolio companies, beginning of period	244	207
Number of new portfolio companies	17	10
Number of exited portfolio companies	(3)	(4)
Portfolio companies, end of period	258	213
Count of investments	599	499
Count of industries	27	26

New investment activity
Weighted average annual interest rate on new debt investments at par [2]	8.9%	9.2%
Weighted average annual interest rate on new floating rate debt investments at par [2]	8.9%	8.6%
Weighted average spread on new floating rate debt investments at par	4.8%	4.7%
Weighted average annual coupon on new fixed rate debt investments at par	—%	13.0%
Weighted average annual interest rate on exited or repaid investments at par	8.5%	9.7%

__________________
1 Gross commitments at par includes unfunded investment commitments.
2 Net investments funded include $40.7 million contributed by the Company to the Joint Venture, while investments sold or repaid include $148.9 million of investments sold to the Joint Venture at fair value.
3 The weighted average interest rate is calculated using the effective interest rate for floating rate and fixed rate debt investments in portfolio companies, and excludes the investments in Senior Loan Fund I.

See Notes to Consolidated Financial Statements

PORTFOLIO AND INVESTMENT ACTIVITY
(amounts in thousands)

	Nine Months Ended September 30,
	2026	2025
Net funded investment activity
New gross commitments at par [1]	$308,248	$243,173
Net investments funded [2]	244,967	270,357
Investments sold or repaid [2]	(324,855)	(371,876)
Net funded (repaid) investment activity	$(79,888)	$(101,519)

Gross commitments at par [1]
First-lien debt	$193,859	$219,319
Subordinated debt	3,516	16,402
Equity investments	18,123	7,452
Joint Venture	92,750	—
Total gross commitments	$308,248	$243,173

Portfolio company activity
Portfolio companies, beginning of period	227	210
Number of new portfolio companies	41	36
Number of exited portfolio companies	(10)	(33)
Portfolio companies, end of period	258	213
Count of investments	599	499
Count of industries	27	26

New investment activity
Weighted average annual interest rate on new debt investments at par [3]	8.8%	9.3%
Weighted average annual interest rate on new floating rate debt investments at par [3]	8.7%	9.1%
Weighted average spread on new floating rate debt investments at par	4.8%	4.8%
Weighted average annual coupon on new fixed rate debt investments at par	11.0%	12.7%
Weighted average annual interest rate on exited or repaid investments at par	9.1%	9.0%
__________________
1 Gross commitments at par includes unfunded investment commitments.
2 Net investments funded include $40.7 million contributed by the Company to the Joint Venture, while investments sold or repaid include $148.9 million of investments sold to the Joint Venture at fair value.
3 The weighted average interest rate is calculated using the effective interest rate for floating rate and fixed rate debt investments in portfolio companies, and excludes the investments in Senior Loan Fund I.

See Notes to Consolidated Financial Statements